Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Atreca, Inc. 2019 Equity Incentive Plan, the Atreca, Inc. 2019 Employee Stock Purchase Plan, the Atreca, Inc. 2023 Inducement Plan, and the Non-Plan Inducement Stock Option Grant, of our report dated March 29, 2023 relating to the financial statements of Atreca, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 29, 2023